CONSENT OF INDEPENDENT ACCOUNTANTS We hereby consent to the incorporation by reference in the Registration Statements listed below of WHX Corporation of our reports dated April 26, 2001 and February 12, 2001, relating to the financial statements of WHX Corporation and Wheeling-Nisshin, Inc. respectively, which appear in this Form 10-K. On Form S-3 File No. 33-54831 File No. 33-63845 On Form S-8: File No. 33-54801 File No. 33-56281 File No. 333-64217 File No. 333-36985 PricewaterhouseCoopers LLP New York, New York April 26, 2001